EXHIBIT 21

SUBSIDIARIES OF CINEMARK USA, INC.

USA
Cinemark USA, Inc.
Cinemark, L.L.C.
Sunnymead Cinema Corp.
Cinemark Properties, Inc.
Cinemark Paradiso, Inc. (f/k/a Cinemark Transportation, Inc.)
Cinemark Investments Corporation
Multiplex Properties, Inc.
Multiplex Services, Inc.
Trans Texas Cinema, Inc.
Missouri City Central 6, Inc.
Brainerd Ltd.
Cinemark International, L.L.C.
Cinemark Mexico (USA), Inc.
Cinemark Leasing Company (f/k/a Tinseltown Equities, Inc.)
Cinemark Partners I, Inc.
Cinemark Partners II, Ltd.
Laredo Theatre, Ltd.
Cinema Properties, Inc.
Greeley Holdings, Inc.
Greeley, Ltd.
CNMK Brasil Investments, Inc.
CNMK Texas Properties, Ltd.
CNMK Investments, Inc.
CNMK Delaware Investments I, Inc.
CNMK Delaware Investments II, Inc.
CNMK Delaware Investment Properties L.P.

MEXICO
Cinemark de Mexico, S.A. de C.V.
Servicios Cinemark, S.A. de C.V.
Cinemark del Norte, S.A. de C.V.
Cinemark Holdings Mexico S. de R.L. de C.V.

CHILE
Cinemark Chile S.A.
Inversiones Cinemark S.A.
Worldwide Invest, Inc.

TAIWAN
Cinemark-Core Pacific, Ltd.

EXHIBIT 21

SUBSIDIARIES OF CINEMARK USA, INC., cont.

BRASIL
Cinemark Brasil S.A.

CANADA
Cinemark Theatres Canada, Inc.
Cinemark Holdings Canada, Inc.
Canada Theatre Holdings, Inc.

ECUADOR
Cinemark del Ecuador S.A.

PERU
Cinemark del Peru SRL

ARGENTINA
Cinemark Argentina, S.A.
Cinemark Rio de la Plata Associates S.R.L.
Prodecine S.A. de C.V.
Bulness 2215, S.A.

CENTRAL AMERICA
Cinemark Panama, S.A.
Cinemark Equity Holdings Corporation (BVI)
Cinemark Nicaragua y Cia, Ltda.
Cinemark Honduras S. de R.L.
Cinemark Costa Rica S.R.L.
Cinemark El Salvador Ltda. de C.V.

COLOMBIA
Cinemark Colombia S.A.

SPAIN
Cinemark Holdings Spain, S.L.

GERMANY
Cinemark Germany GmbH